As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KANDI TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification Number)
Organization)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Hu Xiaoming, Chief Executive Officer
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.
Eric M. Hellige, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [_]	Accelerated filer [X]	Non-accelerated filer [_]	Smaller reporting company [_]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $0.001 par value per share, for sale by selling stockholders	1,429,393(1) Shares	$17.435	$24,921,466.96	$3,209.88
TOTAL				$3,209.88
__________________
(1)

Represents 1,429,393 shares of common stock of the Registrant, par value $0.001 per share, issuable upon exercise of certain outstanding warrants at an exercise price of $15.00 per share, to be offered and sold by the selling stockholders identified in this Registration Statement. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares as may become issuable in connection with the shares registered for sale hereby to prevent dilution in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $17.435 the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Global Select Market on August 4, 2014.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 8, 2014

Kandi Technologies Group, Inc.
1,429,393 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

_______________________________

            This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 1,429,393 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding common stock purchase warrants. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive the proceeds from any cash exercise of the warrants which, if all exercised for cash, would result in gross proceeds to us of approximately $21,440,895. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

            The selling stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

            Our common stock is quoted on the NASDAQ Global Select Market under the symbol “KNDI.” On August 7, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $19.20 per share.

            The 1,429,393 shares of common stock covered by this prospectus are issuable upon the exercise of outstanding warrants that we issued in a private placement transaction completed on January 15, 2014. Additional information about the private placement is provided in the section entitled “Description of Private Placement” of this Prospectus.

_______________________________

            Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus for risks of an investment in the common stock offered by the prospectus, which incorporates by reference certain additional risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission and incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our common stock.

_______________________________

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2014.

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Using the shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

            We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

            Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

ii

PROSPECTUS SUMMARY

            This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference, and may not contain all the information that may be important to you. You should carefully read this entire prospectus, as well as the information incorporated by reference, before deciding whether to invest in our securities.

Our Company

            We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012, we changed our name from Kandi Technologies, Corp. to Kandi Technologies Group, Inc. to better communicate our current organizational structure to the investment community, our customers and our business partners.

            Headquartered in Zhejiang Province, we are one of China’s leading producers and manufacturers of electric vehicle (“EV”) products, all-terrain vehicles (“ATVs”), go-karts and a variety of other specialty vehicles, including specialized utility vehicles, for the PRC and global markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel-efficient, pure EVs, with a particular focus on expanding our domestic market share in China.

Our Business

            Our primary business is designing, developing, manufacturing and commercializing EV products, ATVs, go-karts, specialized automobiles and automobile-related products for the PRC and global markets.

            Our products include EVs, off-road vehicles (which include ATVs, utility vehicles (“UTVs”) and go-karts), motorcycles, refitted cars and automobile parts. According to our market research on consumer demand trends, we have adjusted our production line strategically and continue to develop and manufacture new products in an effort to meet market demands and better serve our customers.

            The following table shows our production by product type and revenues for the years ended December 31, 2013 and 2012:

	Year ended December 31,
	2013		2012
	Units	Revenue	Units	Revenue
All-terrain Vehicles (ATVs)	18,295	$10,407,858	14,467	$6,402,753
Electric Vehicles (EVs)	4,694	46,619,203	3,915	19,034,936
Go-Kart	36,499	33,187,877	34,517	30,794,415
Utility vehicles (UTVs)	440	1,155,221	93	319,014
Three-wheeled motorcycles (TT)	243	383,760	1,060	1,272,898
Refitted car	39	1,058,095	115	3,172,417
Auto generator	51,588	1,724,031	93,881	3,517,237
Total	111,798	$94,536,045	148,048	$64,513,670

            Our current business is primarily conducted through our wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), and the partial and wholly-owned subsidiaries of Kandi Vehicles.

Corporate Structure

            Our current corporate structure is set forth in the diagram below:

Kandi Technologies Group, Inc. (KNDI) ("Kandi Technologies")
100%
Continental Development Limited ("Continental")
100%
Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles")
30%
Jinhua Three Parties New Energy Vehicles Service Co., Ltd. ("Jinhua Service")
50%
Kandi Electric Vehicles Group Co.,Ltd (the "JV Company")
100%
Yongkang Scrou Electric Co., Ltd. ("Yongkang Scrou")
50%
Jinhua Kandi New Energy Vehicle Co., Ltd ("Kandi New Energy")
90%
10%
Kandi Electric Vehicles (Wanning) Co., Ltd ("Kandi Wanning")
100%
Zhejiang Kandi Electric Vehicles (Jinhua) Co.,Ltd ("Kandi Jinhua")
100%
Kandi Electric Vehicles (Changxing) Co., Ltd. ("Kandi Changxing")
100%
Zhejiang JiHeKang Electric Vehicle Sales Co., Ltd. ("JiHeKang")
19%
Zhejiang ZuoZhongYou Electric Vehicle Service Co., Ltd. (the "Service Company")
100%
Kandi Electric Vehicles (Shanghai) Co., Ltd. ("Kandi Shanghai")
100%
Kandi Electric Vehicles Jiangsu Co., Ltd. ("Kandi Jiangsu")

            Pursuant to relevant agreements executed in January 2011, Kandi Vehicles is entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Jinhua Kandi New Energy Vehicles Co., Ltd. (“Kandi New Energy”), a company in which Kandi Vehicles has a 50% interest. Kandi New Energy was established in accordance with relevant Chinese government regulations on automobile manufacturing enterprises, which prohibit foreign ownership of greater than 50%. Kandi New Energy currently holds vehicle production rights (license) on manufacturing Kandi brand electric utility vehicles (“Special-purpose Vehicles”) and production rights (license) on manufacturing battery packs used in Kandi brand EVs. Kandi New Energy supplies battery packs for Kandi brand electrical vehicles (“EVs”).

            Jinhua Three Parties New Energy Vehicles Service Co., Ltd. (“Jinhua Service”) was formed as a joint venture, by and among our wholly-owned subsidiary, Kandi Vehicles, the State Grid Power Corporation and Tianneng Power International. The Company, indirectly through Kandi Vehicles, has a 30% ownership interest in Jinhua Service. As of June 30, 2014, Jinhua Service ceased its operations and will be dissolved. Jinhua Services was established in order to provide public charging stations for lead-acid batteries for EVs in Jinhua city. Currently, most of EV customers in Jinhua have the ability to charge their EVs by themselves. Since self-charging is more cost-effective for customers and most of its customers have switched to self-charging, Jinhua Service ceased its operations and will be dissolved.

            In April 2012, pursuant to a share exchange agreement, the Company acquired 100% of Yongkang Scrou Electric Co, Ltd. (“Yongkang Scrou”), a manufacturer of automobile and electric vehicle parts. Yongkang Scrou currently manufactures and sells EV drive motors, EV controllers, air conditioners and other electrical products to the JV Company.

            In March 2013, pursuant to a joint venture agreement (the “JV Agreement”) entered into between Kandi Vehicles and Shanghai Maple Guorun Automobile Co., Ltd. (“Shanghai Guorun”), a 99%-owned subsidiary of Geely Automobile Holdings Ltd. (“Geely”), the parties established Zhejiang Kandi Electric Vehicles Co., Ltd. (the “JV Company”) to develop, manufacture and sell EVs and related auto parts. Each of Kandi Vehicles and Shanghai Guorun has a 50% ownership interest in the JV Company. In March 2014, the JV Company changed its name to Kandi Electric Vehicles Group Co., Ltd. At present, the JV Company is a holding company with products that are manufactured by its subsidiaries.

            In March 2013, Kandi Vehicles formed Kandi Electric Vehicles (Changxing) Co., Ltd. (“Kandi Changxing”) in the Changxing (National) Economic and Technological Development Zone. Kandi Changxing is engaged in the production of EVs. In fourth quarter of 2013, Kandi Vehicles entered into an ownership transfer agreement with JV Company pursuant to which Kandi Vehicles transferred 100% of its ownership in Kandi Changxing to the JV Company. The Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in Kandi Changxing.

            In April 2013, Kandi Electric Vehicles (Wanning) Co., Ltd. (“Kandi Wanning”) was formed in Wanning City of Hainan Province by Kandi Vehicles and Kandi New Energy. Kandi Vehicles has a 90% ownership in Kandi Wanning, and Kandi New Energy has the remaining 10% interest. However, by contract, Kandi Vehicles is, effectively, entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and losses ) of Kandi Wanning. Hainan Province is planned as an international tourism island by the Chinese government and there is a high possibility that all non-EVs will be banned from use within the province. Therefore, the Company believes EV business has a great potential for growth in Hainan province. To capture this opportunity, the Company signed an agreement with Wanning city government and invest a total of RMB 1 billion to develop a factory in Wanning with an annual production of 100,000 EV products. Currently, Kandi Wanning is planning to launch its trial production by 2015. According to the JV Agreement, once it becomes fully operational, the entire equity interests of Kandi Wanning will be transferred to the JV Company.

            In July 2013, Zhejiang ZuoZhongYou Electric Vehicle Service Co., Ltd. (the “Service Company”) was formed. The Service Company is engaged in various pure EV leasing business. The JV Company has a 19% ownership interest in the Service Company. The Company, indirectly through its 50% ownership interest in the JV Company, has a 9.5% economic interest in the Service Company.

            In November 2013, Zhejiang Kandi Electric Vehicles Jinhua Co., Ltd. (“Kandi Jinhua”) was formed by the JV Company. The JV Company has 100% ownership interest in Kandi Jinhua, and the Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in Kandi Jinhua. According to the terms of the JV Agreement, except the JV Company and its subsidiaries, Kandi Vehicle and its subsidiaries are not allowed to manufacture pure EVs. However, Kandi New Energy holds the production rights (license) on manufacturing of Special-purpose Vehicles. Therefore, it is necessary to establish Kandi Jinhua, which is in charge of the Specialpurpose Vehicle business and entitles to use Kandi New Energy’s Special-purpose Vehicle production rights (license).

            In November 2013, Zhejiang JiHeKang Electric Vehicle Sales Co., Ltd. (“JiHeKang”) was formed by the JV Company and is engaged in car sales business. The JV Company has 100% ownership interest in JiHeKang, and the Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in JiHeKang.

            In December 2013, the JV Company entered into an ownership transfer agreement with Shanghai Guorun pursuant to which the JV Company acquired 100% ownership of Kandi Electric Vehicles (Shanghai) Co., Ltd. (“Kandi Shanghai”). As a result, Kandi Shanghai is a wholly-owned subsidiary of the JV Company, and the Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in Kandi Shanghai. In January 2014, Zhejiang Kandi Electric Vehicles Jiangsu Co., Ltd. (“Kandi Jiangsu”) was formed by the JV Company. The JV Company has 100% ownership interest in Kandi Jiangsu, and the Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in Kandi Jiangsu.

Our Corporate Information

            We are headquartered in Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is http://www.kandivehicle.com Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Offering

Securities Offered by Us	None.

Shares of common stock offered by the selling

Up to an aggregate of 1,429,393 shares of our common stock issuable upon the exercise of outstanding warrants (the “Investor Warrants”) that were issued in a private placement transaction on January 15, 2014. The Investor Warrants have an exercise price of $15.00* per share and expire on January 30, 2015.

Common Stock outstanding at August 5, 2014	41,910,287 shares.

Use of Proceeds

We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus by the selling stockholders. However, we will receive proceeds upon any cash exercise of the Investor Warrants, the underlying shares of which are offered by this prospectus. See the discussion set forth under the caption “Use of Proceeds.”

The NASDAQ Global Select Market Symbol	KNDI

Risk Factors

We are subject to a number of risks that you should be aware of before you decide to purchase our common stock. These risks are discussed more fully in the section captioned “Risk Factors,” beginning on page 5 of this prospectus.

The number of shares of Common Stock to be outstanding after this offering (43,339,680) is based on the actual number of shares outstanding as of August 5, 2014 and assumes the full exercise of the Investor Warrants held by the Warrant Holders.

* The exercise price shall be reduced by a credit of $0.01, which reflects the price per warrant share paid in connection with the issuance of the Investor Warrants. Consequently, the effective exercise price per warrant share shall be $14.99.

FORWARD-LOOKING STATEMENTS

            Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

            Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Neither we nor the holders of the Investor Warrants undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

RISK FACTORS

            An investment in our common stock involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below and the information under the caption “Risk Factors” in our annual report on Form 10-K and our quarterly report on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act.

            These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

            Future sales or other dilution of our equity could depress the market price of our common stock.

            Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. We have a number of institutional and individual shareholders that own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

            In addition, the issuance of additional shares of our common stock upon the cash exercise of Investor Warrants will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

            We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

            Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

            Our management will have broad discretion to use the net proceeds from the cash exercise of Investor Warrants, and you will be relying on the judgment of our management regarding the application of those proceeds. It is expected that such net proceeds received by us will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

            All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.” We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered by this prospectus.

            However, we will receive proceeds upon any cash exercise of the Investor Warrants, the underlying shares of which are offered by this prospectus. If the Investor Warrants are all exercised for cash, this would result in gross proceeds to us of approximately $21,440,895. We intend to use any proceeds from any such exercise for working capital and general corporate purposes, There is no assurance that the Investor Warrants will ever be exercised.

            The holders of the Investor Warrants are entitled to exercise the Investor Warrants on a cashless basis if the shares of common stock underlying the Investor Warrants are not registered pursuant to an effective registration statement. In the event that the holders exercise the Investor Warrants on a cashless basis, then we will not receive any proceeds from the exercise of the Investor Warrants.

DESCRIPTION OF PRIVATE PLACEMENT

            On January 15, 2014, we entered into warrant subscription agreements (the “Subscription Agreements”) with certain institutional investors as listed in the “Selling Stockholders” section (the “Investors”). Pursuant to the Subscription Agreements, we issued and sold to the Investors, in a private placement transaction consummated in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), the Investor Warrants to purchase an aggregate of 1,429,393 shares of our common stock at an exercise price equal to $15.00 per share. (The exercise price shall be reduced by a credit of $0.01, which reflects the price per warrant share paid in connection with the issuance of the Investor Warrants. Consequently, the effective exercise price per warrant share shall be $14.99. ) The total purchase price we received from the Investors for the purchase of the Investor Warrants was approximately $14,294. Neither the Investor Warrants nor the underlying shares of our common stock issuable upon the exercise of the Investor Warrants had been registered under the Securities Act at the time of the sale of the Investor Warrants and neither may be offered or sold in the United States absent registration or an applicable exemption from registration.

            We are under no obligation to register the issuance of the Investor Warrants under the Securities Act; however, holders of the Investor Warrants are entitled to a cashless exercise of the Investor Warrants, if, following six months from the issuance date, at the time of the exercise of the Investor Warrants, a registration statement filed with the SEC under the Securities Act is not effective (or the prospectus contained herein is not available for use) for their issuance and resale. The 1,429,393 shares of our common stock issuable upon exercise of the Investor Warrants are covered by this prospectus.

SELLING STOCKHOLDERS

            This prospectus covers an aggregate of 1,429,393 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders and their transferees. Such shares are issuable to the selling stockholders upon the exercise of the Investor Warrants in the transactions described under the caption “Description of Private Placement” above.

            The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold. The registration of the shares of common stock issuable to the selling stockholders upon the exercise of the Investor Warrants does not necessarily mean that the selling stockholders will sell all or any particular portion of such shares.

            The table is based on information available to us as of August 7, 2014, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants and other convertible securities held by that person that are convertible or exercisable as of August 7, 2014, or convertible or exercisable within 60 days of August 7, 2014, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 41,910,287 shares outstanding on August 5, 2014.

            The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which the Company filed this prospectus.

            None of the selling stockholders have, nor within the past three years have any of them had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Beneficial Ownership
	Before This Offering		Beneficial Ownership After This Offering
		Shares Underlying
	Number of Shares	Warrants Offered	Number of Shares		Percentage of
Selling Stockholder (1)	Owned	Hereby	Owned		Outstanding Shares
Capital Ventures International(2)	748,984(4)	704,201	44,783	(6)	*
Hudson Bay Master Fund Ltd.(3)	771,309(5)	725,192	46,117	(7)	*

* Less than 1%

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders on or about August 7, 2014.

(2)

Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.

Capital Ventures International is an affiliate of a registered broker-dealer. Capital Ventures International has represented to the Company that it acquired its warrants overlying the shares being registered for resale hereunder in the ordinary course of business, and at the time of the acquisition did not have any arrangements or understandings, directly or indirectly, with any person to distribute the securities.

(3)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(4)	Includes certain other warrant to purchase 44,783 shares of common stock exercisable within 60 days from the date hereto.

(5)	Includes certain other warrant to purchase 46,117 shares of common stock exercisable within 60 days from the date hereto.

(6)	Assuming the warrant to purchase 44,783 shares of Common Stock remains unexercised or unsold after the offering under this prospectus.

(7)	Assuming the warrant to purchase 46,117 shares of Common Stock remains unexercised or unsold after the offering under this prospectus.

DESCRIPTION OF INVESTOR WARRANTS

            The following is a brief description of the terms of the Investor Warrants. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant Subscription Agreement and the Investor Warrants, a form of which have been filed with the SEC, and are also available upon request from us, and the agreements underlying the Private Placement, as reported on that certain Current Report on Form 8-K, filed January 16, 2014, which have also been filed with the SEC and are also available upon request from us.

The Investor Warrants

            The Investor Warrants are exercisable at any time on or after the issuance date and on or prior to 5:00 p.m., New York time, on January 30, 2015. The exercise price and the number of shares issuable upon exercise of the Investor Warrants are subject to certain adjustments upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions and in the event we issue or are deemed to issue shares of our common stock for less than the applicable exercise price of the Investor Warrants.

            The exercisability of the Investor Warrants may be limited if, upon exercise, the holder would beneficially own, either individually or together with its affiliates, more than 4.99% (the “Maximum Percentage”) of the then issued and outstanding shares of our common stock after giving effect to such exercise. Furthermore, by written notice to the Company, any holder of the Investor Warrants may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (x) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (y) any such increase or decrease will apply only to the holder sending such notice and not to any other holder of the Investor Warrants.

            The holders of the Investor Warrants may exercise the Investor Warrants at any time by delivering to us a written notice of exercise and payment of an amount equal to the effective exercise price (as of the date of exercise) multiplied by the number of shares of common stock as to which the Investor Warrant is being exercised. The exercise price shall be reduced by a credit of $0.01, which reflects the price per warrant share paid in connection with the issuance of the Investor Warrants. Consequently, the effective exercise price per warrant share shall be $14.99. Upon receipt of the notice of exercise and payment, we will issue and deliver to the holder the number of shares of our common stock to which the holder is entitled pursuant to the exercise. The Investor Warrants expire on January 30, 2015 and must be exercised prior to such date; thereafter, we will amend the registration statement of which this prospectus is a part to withdraw from registration any shares not issued upon exercise of the Investor Warrants.

            Holders of the Investor Warrants are entitled to a cashless exercise of the Investor Warrants if, following six months from the issuance date, at the time of the exercise of the Investor Warrants, a registration statement filed with the SEC under the Securities Act is not effective (or the prospectus contained herein is not available for use) for their issuance and resale.

            Holders of the Investor Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, we make to holders of our common stock, and the holders are entitled to participation rights in the event we grant, issue or sell any options, convertible securities or rights to purchase common stock, warrants, securities or other property pro rata to the record holders of any class of common stock, to the same extent that each holder would have been entitled to participate if such holder had held the number of shares of common stock issuable upon a full exercise of the outstanding Investor Warrants immediately before the date on which record is taken for such a distribution.

            If, at any time the Investor Warrants are outstanding, we consummate a Fundamental Transaction (as such term is defined in the Investor Warrants), which generally includes any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holders of the Investor Warrants. In addition, in the event of a Fundamental Transaction, holders of the Investor Warrants shall have the right to require us, or our successor, to repurchase the Investor Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Investor Warrants.

            Other than as provided herein, holders of the Investor Warrants, solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of our company, and holders of Investor Warrants do not have any rights of a stockholder of our company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights or otherwise prior to the due exercise of the Investor Warrants.

DESCRIPTION OF CAPITAL STOCK

            The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, and amended and restated bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

            See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and amended and restated bylaws, which have been filed with and are publicly available from the SEC.

            Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

Common Stock

            As of August 15, 2014, there were 41,910,287 shares of our common stock outstanding held by approximately 16 stockholders of record.

            The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Corporate Stock Transfer is the registrar and transfer agent of our common stock.

            All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be sold, from time to time, under this prospectus will be fully paid and nonassessable.

            Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “KNDI.”

Preferred Stock

            As of August 5, 2014, no shares of preferred stock had been issued or were outstanding.

            Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Delaware Anti-Takeover Provisions

            We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

  before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

  upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

  at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3 % of the outstanding voting stock of the corporation 3 which is not owned by the interested stockholder.

            The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

PLAN OF DISTRIBUTION

            The selling stockholders, which as used herein includes any of their respective pledgees, donees, transferees, assignees and or other successors-in-interest, may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

            The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

            In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

            The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

            The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

            The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

            The validity of the common stock offered in this prospectus will be passed upon for us by Pryor Cashman LLP.

EXPERTS

            Our consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference in the registration statement in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 17, 2014, as amended by Amendment No. 1 thereto filed on May 16, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014;

•	our Current Reports on Form 8-K, or amendments thereto, filed on March 18, 2014, March 19, 2014 and March 20, 2014; and

•

the description of our Common Stock contained in the registration statement on Form 8-A, dated March 17, 2008, File No. 001-33997, and any other amendment or report filed for the purpose of updating such description.

            We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

            Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

            You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

            Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

            This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of our common stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and our shares of common stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and our shares of common stock.

            We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Global Select Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Select Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The following table sets forth all expenses payable by us in connection with the offering of our Common Stock being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,132.56
Legal fees and expenses	15,000.00
Accounting fees and expenses	-
Printing and miscellaneous expenses	500.00

Total expenses	$18,632.56

Item 15. Indemnification of Directors and Officers.

            Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

            Our Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

            We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. At present, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. We have purchased Directors & Officers Liability insurance for our directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our charter documents or the DGCL, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 16. Exhibits and Financial Schedule

            See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

            The undersigned registrant hereby undertakes:

                          (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii)        to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                          (iii)        to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

                          (2)        That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                          (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

                          (i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                          (ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                          (5)        The undersigned registrant hereby undertakes that:

                          (i)        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                          (ii)        For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Jinhua, China on the 8th day of August, 2014.

KANDI TECHNOLOGIES GROUP, INC.

By: /s/ Hu Xiaoming
       Hu Xiaoming
Chairman of the Board of Directors, President and
Chief Executive Officer (Principal Executive Officer)

            Each person whose signature appears below constitutes and appoints Hu Xiaoming and Zhu Xiaoying as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hu Xiaoming	Chairman of the Board of Directors,
Hu Xiaoming	President and Chief Executive	August 8, 2014
Officer (Principal Executive Officer)

/s/ Zhu Xiaoying	Chief Financial Officer (Principal
Zhu Xiaoying	Financial Officer and Principal	August 8, 2014
Accounting Officer) and Director

/s/ Qian Jingsong
Qian Jingsong	Director	August 8, 2014

/s/ Ni Guangzheng
Ni Guangzheng	Director	August 8, 2014

/s/ Jerry Lewin
Jerry Lewin	Director	August 8, 2014

/s/ Henry Yu	Director	August 8, 2014
Henry Yu

/s/ Chen Liming	Director	August 8, 2014
Chen Liming

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’ s Registration Statement on Form SB- 2, dated April 1, 2005; File No. 333-123735).

3.2	Certificate For Renewal and Revival of Charter dated May 27, 2007. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 dated June 20, 2014; File No. 333-196938).

3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to the Company’s Form S- 3, dated November 19, 2009; File No. 333-163222)

3.4	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8- K, dated December 21, 2012)

3.5	Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, dated April 1, 2005; File No. 333- 123735).

4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated June 20, 2014; File No. 333-196938).

5.1	Opinion of Pryor Cashman LLP.**

10.1	Form of Investor Warrant Subscription Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated January 16, 2014).

10.2	Form of Investor Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8- K, dated January 16, 2014).

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1).**

24.1	Power of Attorney (included on the signature page of this Registration Statement) .**

_____________
** Filed herewith

E-1